                        Princeton Ventures, Inc.
           INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
        100,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

                                                           CUSIP 742473 10 1
                                                           SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

This
Certifies
That

                                                                 COUNTERSIGNED
                                                PACIFIC STOCK TRANSFER COMPANY
                                        500 EAST WARM STPRINGS ROAD, SUITE 240
                                                           LAS VEGAS, NV 89119
                                                 By __________________________
                                                          AUTHORIZED SIGNATURE

          FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                          Princeton Ventures, Inc.

   transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
   WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.


DATED

                           PRINCETON VENTURES CORP.
PRESIDENT                       CORPORATE SEAL               SECRETARY
                                    NEVADA